Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253143) of our report dated May 10, 2019 (December 1, 2020 as to the effects of the reverse stock split discussed in Note 1) with respect to the consolidated financial statements of Hydrofarm Holdings Group, Inc. (the “Company”) for the year ended December 31, 2018, which appears in this Form 10-K for the year ended December 31, 2020.

Chartered Professional Accountants

Licensed Public Accountants

March 30, 2021

Toronto, Canada

1